UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

Quantum Business Strategies, Inc.

(Formerly Artin Consulting Inc.)

(Exact name of registrant as specified in its charter)
Nevada	333-216026	81-4787814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 North Sloan Lane, Las Vegas NV		89110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 296-2754

1000 N Nellis Las Vegas, NV 89110

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Asset Purchase Agreement

We have entered into on September 18, 2018 an asset purchase agreement with A & S Holdings, Inc. to purchase a restaurant point-of-sale software suite that manages customer payments, reservations, orders, reviews, and entertainment, which is known as the "AZT System," (the "Software"). In payment for the Software, we will pay $25,000 in cash at closing and issue to A & S Holdings our convertible note in the principal amount of $2,175,000 due September 18, 2021, convertible into 108,750,000 shares of our common stock. We plan to further develop and initiate marketing of the Software to restaurants and food service organizations of all types. The Asset Purchase Agreement and Convertible Note are attached as Exhibits to this Current Report.

Item 9.01      Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement as of September 18, 2018.
10.2	Convertible Note issued September 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Business Strategies Inc.
Date:	September 20, 2018
		By:	/s/ Holly Roseberry
		Name:	Holly Roseberry
		Title:	Chief Executive Officer